AMENDMENT NO. 3

TO THE

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

AMENDMENT NO. 3 effective as of March 11, 2014 (“Amendment No. 3”) to the Amended and Restated Expense Limitation Agreement dated as of March 15, 2012, as amended (the “Agreement”), between AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC (“FMG LLC”), a Delaware limited liability company.

WHEREAS, FMG LLC and the Trust desire to amend Section 1.1 and Schedule A of the Agreement to reflect the treatment of exchange-traded funds in which the Charter Portfolios may invest;

NOW THEREFORE, the Trust and FMG LLC hereby agree to modify and amend the Agreement as follows:

1.	Section 1.1. Section 1.1 of the Agreement is hereby replaced in its entirety with the following:

1.1 Applicable Expense Limit. To the extent that the aggregate expenses of every character incurred by a Portfolio in any fiscal year, including but not limited to organizational costs, investment management fees or administration fees of the Manager (but excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of such Portfolio’s business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) (“Fund Operating Expenses”), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the “Excess Amount”) shall be the liability of the Manager. Unless otherwise indicated by the Maximum Annual Operating Expense Limit as set forth in Schedule A hereto, expenses of other investment companies and exchange-traded funds in which a Portfolio invests shall also be excluded for purposes of determining Fund Operating Expenses.

2.	Schedule A. Schedule A to the Agreement is hereby replaced in its entirety by this Amendment No. 3 to Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC
By:	/s/ Brian E. Walsh	By:	/s/ Steven M. Joenk
	Brian E. Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

AMENDMENT NO. 3

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
Portfolio	Class K	Class A+	Class B+
Multimanager Aggressive Equity Portfolio	0.80%	1.05%	1.05%
Multimanager Core Bond Portfolio	0.75%	1.00%	1.00%
Multimanager International Equity Portfolio	1.05%	1.30%	1.30%
Multimanager Large Cap Core Equity Portfolio	0.90%	1.15%	1.15%
Multimanager Large Cap Value Portfolio	0.90%	1.15%	1.15%
Multimanager Mid Cap Growth Portfolio	1.00%	1.25%	1.25%
Multimanager Mid Cap Value Portfolio	1.00%	1.25%	1.25%
Multimanager Multi-Sector Bond Portfolio	0.75%	1.00%	1.00%
Multimanager Small Cap Growth Portfolio	1.05%	1.30%	1.30%
Multimanager Small Cap Value Portfolio	1.05%	1.30%	1.30%
Multimanager Technology Portfolio	1.15%	1.40%	1.40%
AXA Aggressive Allocation Portfolio*	1.00%	1.25%	1.25%
AXA Conservative Allocation Portfolio*	0.75%	1.00%	1.00%
AXA Conservative-Plus Allocation Portfolio*	0.85%	1.10%	1.10%
AXA Moderate Allocation Portfolio*	0.90%	1.15%	1.15%
AXA Moderate-Plus Allocation Portfolio*	0.95%	1.20%	1.20%
CharterSM Fixed Income Portfolio**	N/A	N/A	0.65%
CharterSM Conservative Portfolio**	N/A	N/A	0.65%
CharterSM Moderate Portfolio**	N/A	N/A	0.65%
CharterSM Moderate Growth Portfolio**	N/A	N/A	0.65%
CharterSM Growth Portfolio**	N/A	N/A	0.65%
CharterSM Aggressive Growth Portfolio**	N/A	N/A	0.65%
CharterSM Equity Portfolio**	N/A	N/A	0.65%
CharterSM International Conservative Portfolio**	N/A	N/A	0.65%
CharterSM International Moderate Portfolio**	N/A	N/A	0.65%
CharterSM International Growth Portfolio**	N/A	N/A	0.65%
CharterSM Income Strategies Portfolio**	N/A	N/A	0.65%
CharterSM Interest Rate Strategies Portfolio**	N/A	N/A	0.65%
CharterSM Real Assets Portfolio**	N/A	N/A	0.65%
CharterSM Alternative 100 Conservative Plus Portfolio**	N/A	N/A	0.65%
CharterSM Alternative 100 Moderate Portfolio**	N/A	N/A	0.65%
CharterSM Alternative 100 Growth Portfolio**	N/A	N/A	0.65%
Target 2015 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2025 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2035 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2045 Allocation Portfolio	0.35%	0.60%	0.60%

+	Includes amounts payable pursuant to Rule 12b-1
*	Includes fees and expenses of underlying investment companies and any underlying exchange-traded funds in which the Portfolio invests
**	Portfolio currently only has Class B shares registered.